SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
HERE MEDIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3962587

(State of Incorporation or Organization)	(IRS Employer Identification No.)
10990 Wilshire Boulevard, Penthouse
Los Angeles, CA 90024

(Address of Principal Executive Offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box.  ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box.  ☑
Securities Act registration statement file number to which this form relates:      333-156726
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
     A complete description of the common stock of the Registrant is contained under the captions “Description of Here Media Capital Stock” and “Comparative Rights of Planetout Stockholders Prior to and After the Merger” in the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”) forming a part of the Registration Statement on Form S-4, as amended (File No. 333-156726) (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 15, 2009, under the Securities Act of 1933, as amended (the “Securities Act”). Such description is hereby incorporated by reference.
Item 2. Exhibits
     The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit
Number	Description of Document
1.	Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement.

2.	Form of Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 to the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Here Media Inc.

Date: June 8, 2009	By:	/s/ Paul A. Colichman Name: Paul A. Colichman
Title: Chief Executive Officer and President